Exhibit 99.1

NEWS RELEASE

Creating America’s First Transcontinental Railroad: Union Pacific and Norfolk Southern’s STB Merger Application Details Enhancements to Competition and Public Benefits

OMAHA & ATLANTA, Dec. 19, 2025 – Union Pacific Corporation (NYSE: UNP) and Norfolk Southern Corporation (NYSE: NSC) today filed an application with the Surface Transportation Board (STB) requesting approval to combine the two railroads. The companies entered into a merger agreement on July 29, 2025, to create America’s first transcontinental railroad.

The nearly 7,000-page application provides comprehensive and compelling new details on how the end-to-end combination will enhance competition and deliver broad public benefits. The application includes a record-breaking 2,000 letters of support from stakeholders, joining shareholders at both companies who cast votes that were 99% in favor of the merger.

America’s first transcontinental railroad will:

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Connect the United States from coast to coast, transforming 10,000 existing lanes from interline service into faster, more efficient single-line service – eliminating time-consuming handoffs between railroads.

•	Move freight more efficiently, eliminating an estimated 2,400 rail car and container handlings and 60,000 car-miles each day.

•	Retain competitive shipping alternatives for the three customer locations out of more than 20,000 that are served by Union Pacific and Norfolk Southern but no other carrier.

•	Compete more effectively with long-haul trucking, converting an estimated 2 million truckloads of freight from road to rail annually.

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Protect all union jobs – every employee with a union job at the time of the merger will continue to have one, and growth of the combined company is expected to create about 900 net new union jobs by the third year following the merger.

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Further enhance competition by voluntarily creating Committed Gateway Pricing, streamlining pricing of interline moves for thousands of customer locations that otherwise may not directly benefit from the merger.

•	Keep open all existing gateways for eligible traffic on commercially reasonable terms.

•	Provide customers with a unified digital experience, with one accountable partner for their entire rail journey.

•	Invest an estimated $2.1 billion of incremental capital to support revenue and cost synergies, and expect $133 million in annual capital synergies.

“We look forward to working with the Surface Transportation Board as it reviews our historic application to create America’s first transcontinental railroad,” said Union Pacific CEO Jim Vena. “As time and technology continue to transform how freight is delivered, our industry must keep pace and move forward, reaching underserved markets with new rail solutions and strengthening the U.S. supply chain. Customers deserve stronger, more connected freight rail, and our merger will make that happen.”

“This combination will bring together Union Pacific’s expansive Western reach and Norfolk Southern’s unparalleled access to Eastern manufacturing and population centers in an end-to-end combination,” said Norfolk Southern President and CEO Mark George. “It will create a cohesive freight rail solution with 50,000 route miles that connect 43 states and more than 100 ports.”

Benefits for America

Enhanced railroad competition. The Union Pacific-Norfolk Southern combination is a classic end-to-end merger. Today, each railroad serves a distinct geographic region with complementary networks, customers and markets. Connecting the two systems will create a transcontinental network that bridges the gap between East and West, allowing freight to bypass congested interchanges and take the fastest and most efficient, price-competitive route. The result: substantial public benefits like expanded affordability; competitive options for customers in virtually every major corridor; and a stronger, more efficient national rail system. The combined network will move freight more efficiently, eliminating an estimated 2,400 rail car and container handlings and 60,000 car-miles each day. Faster, more reliable single-line rail service enhances competition – when it’s available, the share of freight traveling by rail versus the highway is roughly two to three times greater than interline service.

Less congestion and wear on America’s roadways. A seamless transcontinental railroad will compete more aggressively with long-haul trucking, shifting an estimated 2 million truckloads of freight from road to rail annually. The result will be reduced congestion, safer roads and less wear on taxpayer-funded roads.

An economic boost for America’s heartland. The Union Pacific-Norfolk Southern combination will remove the artificial barrier that divides America’s rail system between East and West, getting freight moving in the Watershed region. This previously underserved rail market – where trucking was often the only option because crossing the divide made rail too expensive and complicated due to handoffs between railroads – will have access to single-line manifest service for the first time. Leading industry advisor Oliver Wyman estimates that 105,000 carloads of merchandise traffic will convert from road to rail when single-line service is available to the Watershed markets. Providing domestic shippers a cheaper alternative to truck will make them more competitive, which strengthens the entire U.S. economy.

More direct and reliable access to global markets. A transcontinental railroad will provide efficient, flexible and reliable single-line access to more than 100 ports connecting to global markets and 10 international gateways to markets in Canada and Mexico.

Reduced emissions. Rail is already the most sustainable way to move freight over ground, according to the Association of American Railroads, with roughly 75% less carbon emissions than trucks. The merger will further reduce emissions by removing more trucks from the road, running trains more efficiently, investing in cleaner and more efficient technologies, and providing customers with better tools to achieve their own sustainability goals.

Dedicated support for passenger rail. Union Pacific and Norfolk Southern will maintain dedicated systems to support passenger rail. A route-by-route analysis of projected volume growth verified sufficient capacity to continue fulfilling all service obligations to Amtrak and commuter rail agencies.

Benefits for Customers

Faster, more efficient service. Integrating Union Pacific and Norfolk Southern into one network will transform 10,000 existing lanes from interline service – which requires time-consuming handoffs between railroads – into faster, more efficient single-line service. It also will create an additional 84,000 county-to-county lanes where shippers are moving freight by road that could – for the first time – move by single-line rail service.

Expanded service offerings. As part of its optimized operating plan, Union Pacific and Norfolk Southern will improve service without overhauling existing networks. The combined railroad anticipates adding several routes, including two new daily intermodal train pairs connecting the East and the West with more direct service – reducing estimated transit times from Southern California to the Ohio Valley and Northeast by up to 20 hours and from Southern California to the Southeast by more than two days. The combined railroad also will introduce six new manifest trains to bridge the East-West divide more efficiently, reducing over 600 daily car handlings. To meet expected intermodal growth, the combined company plans to introduce a total of six premium intermodal lanes operating seven days a week.

Improved customer asset utilization. Customers who own rail cars will see improved productive use of their assets. With faster, more predictable service, they can turn cars more quickly, minimize idle time and lower equipment costs.

Simplified customer experience backed by innovative technology. A unified digital experience will allow shippers to integrate scheduling, tracking and shipment visibility. Customers will have one commercial team, one contract, one invoice and one accountable partner for their entire rail journey.

Streamlined pricing for interline moves. Committed Gateway Pricing will further enhance competition by streamlining pricing of interline moves for thousands of customer locations that otherwise may not directly benefit from the merger.

Efficient dispute resolution. As an added protection for customers, Union Pacific will voluntarily create an alternative dispute resolution program to efficiently address certain claims regarding merger-related service issues.

Growth for short lines. As Union Pacific and Norfolk Southern create new single-line routes, open competitive markets and streamline service, short lines are positioned to capture new volumes flowing directly onto their rails.

Benefits for Safety

Safety remains the No. 1 priority. A safety integration plan was created working with the Federal Railroad Administration (FRA) and submitted to the STB. The plan outlines how the new company will combine best practices from each railroad to further enhance the safety benefits for all. For example, comparing the first three quarters of 2023 to the same period in 2025, Union Pacific improved its personal injury rate by 41% and now leads the industry in employee safety. Norfolk Southern’s advanced technologies and industry-leading rail safety practices have improved its FRA accident rate by 45% over the same period.

Benefits for Railroad Employees

Protection for all union jobs. Railroading offers some of the best-paid industrial careers in America. Average compensation including benefits is $160,000, which is roughly 40% above the national industrial average. Union Pacific and Norfolk Southern expect to add approximately 900 net new union jobs by the third year following the merger to handle expected volume growth. Along with pledging that every employee with a union job at the time of the merger will continue to have one, Union Pacific has formalized groundbreaking jobs-for-life agreements with multiple unions. Any merger-related union job efficiencies will be achieved solely through attrition.

The Most Thoroughly Planned Merger in Railroad History

Union Pacific and Norfolk Southern are well-run, successful railroads coming together from positions of strength. They have the benefit of state-of-the-art transportation systems and anticipate investing an estimated $2.1 billion of incremental capital to integrate the two companies and deliver benefits to customers. The combined company also expects $133 million in annual capital synergies by leveraging the combined network and fleet more efficiently. Both railroads have a recent history of successfully managing large, complex system changes and will bring that proven record of precision integration to the merger’s implementation.

The transaction remains subject to STB review and approval within its statutory timeline and will be subject to continuing STB oversight post-closure. The Union Pacific and Norfolk Southern application to the STB is available for public review on its website. The statements contained herein are qualified in their entirety by reference to the full application to the STB.

The two companies expect the transaction to be completed by early 2027. For more information, visit AmericasGreatConnection.com.

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About Union Pacific

Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com

Contacts

Union Pacific Media Inquiries:

media@up.com

Union Pacific Investor Inquiries:

Diana Prauner

402-544-4227 or dprauner@up.com

Norfolk Southern Media Inquiries:

Media Relations

Joseph Sala / Lucas Pers

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Norfolk Southern Investor Inquiries:

Investor Relations

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause Union Pacific’s, Norfolk Southern’s or the combined company’s actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.

While Union Pacific and Norfolk Southern have based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond Union Pacific’s, Norfolk Southern’s or the combined company’s control, including but not limited to, in addition to factors disclosed in Union Pacific’s and Norfolk Southern’s respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Union Pacific and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against Union Pacific or Norfolk

Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Union Pacific and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of Union Pacific and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of Union Pacific’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Union Pacific’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by Union Pacific’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of Union Pacific’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of Union Pacific, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); Union Pacific’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on Union Pacific’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving Union Pacific or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.

This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000070216525000008/nsc-20241231.htm) and Norfolk Southern’s subsequent filings with the SEC, Union Pacific’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 7, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000100885/000010088525000042/unp-20241231.htm) and Union Pacific’s subsequent filings with the SEC, as well as the risks described in Union Pacific’s registration statement on Form S-4 (No. 290282), as filed with the SEC on September 16, 2025, as amended on September 30, 2025 (available at https://www.sec.gov/Archives/edgar/data/100885/000119312525224307/d908896ds4a.htm), may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to Union Pacific’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, Union Pacific and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.